PRA Group Reports Second Quarter 2023 Results

NORFOLK, Va., August 7, 2023 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the second quarter of 2023 ("Q2 2023").

Q2 2023 Highlights
•Total portfolio purchases increased 41.7% year-over-year to $327.8 million.
•Total cash collections were $419.3 million.
•Estimated remaining collections (ERC)1 of $5.9 billion.
•Cash efficiency ratio2 of 61.2%.
•Diluted earnings per share were $(0.10).
•Debt to Adjusted EBITDA3 for the 12 months ended June 30, 2023 was 2.76x.
•Available capacity under the Company's credit facilities of $1.4 billion; $332.5 million after considering borrowing base restrictions.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per share amounts)	2023	2022	2023	2022
Net income/(loss) attributable to PRA Group, Inc.	$(3,804)	$36,484	$(62,433)	$76,456
Diluted earnings per share	$(0.10)	$0.91	$(1.60)	$1.88

“The second quarter was an important and positive step in the right direction, as we remain focused on driving organic growth, optimizing business processes, and further capitalizing on the increase in the supply of portfolios with improved pricing,” said Vikram Atal, president and chief executive officer. "Cash collections exceeded our internal expectations, primarily driven by the strength of our European operations. During the quarter, we purchased $328 million of portfolios globally, which represents a record amount for a second quarter in the Company's history. The recent improvements in U.S. supply, pricing, and returns have enabled us to gradually increase our investment levels in that market, while investments in Europe remain healthy. Our balance sheet remains strong, and we have the funding capacity to continue growing ERC. Overall, we believe we are laying the foundation for a stronger, profitable, and higher performing PRA."

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2023		2022
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas and Australia Core	$220,886	$227,960	$205,619	$225,775	$244,377
Americas Insolvency	26,384	25,751	27,971	31,911	34,278
Europe Core	149,324	134,005	134,016	132,072	142,470
Europe Insolvency	22,725	23,568	24,051	22,586	22,935
Total Cash Collections	$419,319	$411,284	$391,657	$412,344	$444,060

Cash Collection Source -
Constant Currency-Adjusted	2023				2022
($ in thousands)	Q2				Q2
Americas and Australia Core	$220,886				$243,506
Americas Insolvency	26,384				34,253
Europe Core	149,324				141,056
Europe Insolvency	22,725				22,882
Total Cash Collections	$419,319				$441,697

•Total cash collections in Q2 2023 decreased 5.6% (or 5.1% on a constant currency-adjusted basis) to $419.3 million, compared to $444.1 million in the second quarter of 2022 ("Q2 2022"). The decrease was primarily due to a 23.9% decrease in U.S. call center and other collections. This decrease was partially offset by a 58.6% increase in Other Americas and Australia Core cash collections. For the six months ended June 30, 2023, cash collections decreased $94.4 million compared to the same period last year.
•Total portfolio revenue in Q2 2023 was $205.4 million compared to $250.6 million in Q2 2022. For the six months ended June 30, 2023, total portfolio revenue was $356.8 million compared to $488.0 million in the same period last year.

Expenses
•Operating expenses in Q2 2023 decreased by $10.9 million, or 6.2%, compared to Q2 2022. The decrease was primarily driven by:
◦a $9.2 million decrease in outside fees and services, primarily due to higher corporate legal expenses in the prior year; and
◦an $8.3 million decrease in compensation and employee services, primarily due to lower compensation accruals and lower healthcare expenses compared to the prior year.
•This decrease was partially offset by:
◦a $3.8 million increase in legal collection costs; and
◦a $2.9 million increase in agency fees, driven by higher cash collections in South America
•For the six months ended June 30, 2023, operating expenses increased by $9.6 million to $352.8 million, compared to $343.2 million in the same period last year.
•The effective tax rate for the six months ended June 30, 2023 was 24.5%.

Portfolio Acquisitions
•The Company purchased $327.8 million in portfolios of nonperforming loans in Q2 2023, an increase of 41.7% compared to Q2 2022.

•At the end of Q2 2023, the Company had in place maximum forward flow commitments1 of up to $557.7 million, comprised of $398.4 million in the Americas and Australia and $159.3 million in Europe.

Portfolio Purchase Source	2023		2022
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas and Australia Core	$171,440	$116,867	$118,581	$100,780	$99,962
Americas Insolvency	12,189	15,701	8,967	8,988	6,369
Europe Core	136,834	90,454	140,011	59,426	123,814
Europe Insolvency	7,296	7,203	20,535	13,910	1,202
Total Portfolio Acquisitions	$327,759	$230,225	$288,094	$183,104	$231,347

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S., and ask the operator for the PRA Group conference call. To listen to a replay of the call, either visit the same website until August 7, 2024, or call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 5942652 until August 14, 2023.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any
1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming portfolios at pre-established prices.

change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Portfolio income	$184,290	$194,009	$372,532	$401,541
Changes in expected recoveries	21,136	56,567	(15,776)	86,481
Total portfolio revenue	205,426	250,576	356,756	488,022
Other revenue	3,810	7,686	7,950	10,845
Total revenues	209,236	258,262	364,706	498,867
Operating expenses:
Compensation and employee services	65,788	74,137	148,191	145,233
Legal collection fees	9,551	9,554	18,389	20,427
Legal collection costs	21,522	17,746	45,467	34,303
Agency fees	17,677	14,826	35,055	32,214
Outside fees and services	18,262	27,493	43,206	46,871
Communication	10,117	9,528	20,644	22,111
Rent and occupancy	4,319	4,633	8,767	9,620
Depreciation and amortization	3,482	3,865	7,071	7,643
Other operating expenses	12,957	12,743	25,999	24,741
Total operating expenses	163,675	174,525	352,789	343,163
Income from operations	45,561	83,737	11,917	155,704
Other income and (expense):
Interest expense, net	(43,022)	(31,562)	(81,305)	(63,310)
Foreign exchange gain, net	429	1,319	420	787
Other	(230)	(181)	(880)	(671)
Income/(loss) before income taxes	2,738	53,313	(69,848)	92,510
Income tax expense/(benefit)	1,578	14,177	(17,105)	18,756
Net income/(loss)	1,160	39,136	(52,743)	73,754
Adjustment for net income/(loss) attributable to noncontrolling interests	4,964	2,652	9,690	(2,702)
Net income/(loss) attributable to PRA Group, Inc.	$(3,804)	$36,484	$(62,433)	$76,456
Net income/(loss) per common share attributable to PRA Group, Inc.:
Basic	$(0.10)	$0.92	$(1.60)	$1.90
Diluted	$(0.10)	$0.91	$(1.60)	$1.88
Weighted average number of shares outstanding:
Basic	39,190	39,779	39,111	40,278
Diluted	39,190	39,900	39,111	40,602

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$111,375	$83,376
Investments	76,169	79,948
Finance receivables, net	3,424,548	3,295,008
Income taxes receivable	36,327	31,774
Deferred tax assets, net	56,758	56,908
Right-of-use assets	51,135	54,506
Property and equipment, net	45,874	51,645
Goodwill	414,905	435,921
Other assets	103,768	86,588
Total assets	$4,320,859	$4,175,674
Liabilities and Equity
Liabilities:
Accounts payable	$6,345	$7,329
Accrued expenses	118,877	111,395
Income taxes payable	18,658	25,693
Deferred tax liabilities, net	18,463	42,918
Lease liabilities	55,723	59,384
Interest-bearing deposits	99,318	112,992
Borrowings	2,739,667	2,494,858
Other liabilities	24,134	34,355
Total liabilities	3,081,185	2,888,924
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,242 shares issued and outstanding at June 30, 2023; 100,000 shares authorized, 38,980 shares issued and outstanding at December 31, 2022	392	390
Additional paid-in capital	2,541	2,172
Retained earnings	1,510,592	1,573,025
Accumulated other comprehensive loss	(348,000)	(347,926)
Total stockholders' equity - PRA Group, Inc.	1,165,525	1,227,661
Noncontrolling interest	74,149	59,089
Total equity	1,239,674	1,286,750
Total liabilities and equity	$4,320,859	$4,175,674

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Noncash interest expense - amortization of debt issuance costs	2,384	2,441	2,444	2,555	2,471	2,627	2,455	2,406
Change in fair value of derivatives	(6,960)	(5,470)	(3,309)	(1,042)	1,525	2,726	3,115	2,982
Amortization of intangibles	68	66	73	73	77	83	(269)	104
Stock-based compensation expense	2,715	3,799	2,206	3,101	3,849	3,891	3,470	4,317

Purchase Price Multiples as of June 30, 2023 Amounts in thousands
Purchase Period	Purchase Price (2)(3)	Total Estimated Collections (4)	Estimated Remaining Collections (5)	Current Purchase Price Multiple	Original Purchase Price Multiple (6)
Americas and Australia Core
1996-2012	$1,541,896	$4,801,032	$35,742	311%	238%
2013	390,826	908,961	15,139	233%	211%
2014	404,117	875,120	23,495	217%	204%
2015	443,114	898,649	41,331	203%	205%
2016	455,767	1,075,028	75,099	236%	201%
2017	532,851	1,196,768	121,179	225%	193%
2018	653,975	1,463,790	175,567	224%	202%
2019	581,476	1,292,608	228,655	222%	206%
2020	435,668	947,717	266,397	218%	213%
2021	435,846	779,861	454,830	179%	191%
2022	406,082	717,643	565,409	177%	179%
2023	290,363	543,178	521,588	187%	187%
Subtotal	6,571,981	15,500,355	2,524,431
Americas Insolvency
1996-2012	1,038,223	2,146,538	141	207%	165%
2013	227,834	355,648	71	156%	133%
2014	148,420	218,724	198	147%	124%
2015	63,170	87,934	144	139%	125%
2016	91,442	117,589	300	129%	123%
2017	275,257	356,042	2,196	129%	125%
2018	97,879	136,240	7,243	139%	127%
2019	123,077	168,530	31,391	137%	128%
2020	62,130	90,253	37,232	145%	136%
2021	55,187	73,503	41,973	133%	136%
2022	33,442	46,367	39,066	139%	139%
2023	27,890	37,711	36,646	135%	135%
Subtotal	2,243,951	3,835,079	196,601
Total Americas and Australia	8,815,932	19,335,434	2,721,032
Europe Core
2012	20,409	44,201	—	217%	187%
2013	20,334	27,152	1	134%	119%
2014 (1)	773,811	2,376,921	364,157	307%	208%
2015	411,340	728,356	141,410	177%	160%
2016	333,090	569,221	174,415	171%	167%
2017	252,174	358,126	111,139	142%	144%
2018	341,775	542,585	211,437	159%	148%
2019	518,610	811,906	359,355	157%	152%
2020	324,119	557,541	280,147	172%	172%
2021	412,411	696,596	453,152	169%	170%
2022	359,447	579,891	512,047	161%	162%
2023	229,639	380,036	367,155	165%	165%
Subtotal	3,997,159	7,672,532	2,974,415
Europe Insolvency
2014 (1)	10,876	18,759	—	172%	129%
2015	18,973	29,137	29	154%	139%
2016	39,338	57,203	879	145%	130%
2017	39,235	51,448	2,859	131%	128%
2018	44,908	52,496	7,939	117%	123%
2019	77,218	111,099	27,995	144%	130%
2020	105,440	156,603	56,480	149%	129%
2021	53,230	71,526	39,592	134%	134%
2022	44,604	60,962	52,786	137%	137%
2023	14,903	20,194	19,764	136%	136%
Subtotal	448,725	629,427	208,323
Total Europe	4,445,884	8,301,959	3,182,738
Total PRA Group	$13,261,816	$27,637,393	$5,903,770
(1)    Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our Annual Report on Form 10-K for the year ended December 31, 2022 ("2022 Form 10-K")).
(2)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(5)Non-U.S. amounts are presented at the June 30, 2023 exchange rate.
(6)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information Year-to-date as of June 30, 2023 Amounts in thousands
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables as of June 30, 2023 (3)
Americas and Australia Core
1996-2012	$9,407	$5,726	$2,165	$7,891	$8,736
2013	5,018	2,074	1,691	3,765	6,184
2014	6,072	2,647	1,592	4,239	8,721
2015	7,298	4,546	(1,742)	2,804	16,768
2016	12,881	8,924	(2,923)	6,001	24,568
2017	24,012	14,002	(7,329)	6,673	50,764
2018	51,716	21,384	1,099	22,483	96,987
2019	62,005	27,748	(3,330)	24,418	123,803
2020	71,291	31,280	(6,902)	24,378	148,339
2021	76,537	43,081	(28,614)	14,467	240,168
2022	101,232	51,627	959	52,586	339,760
2023	21,377	12,774	3,748	16,522	285,203
Subtotal	448,846	225,813	(39,586)	186,227	1,350,001
Americas Insolvency
1996-2012	400	145	258	403	—
2013	142	71	71	142	—
2014	245	148	51	199	—
2015	178	69	44	113	74
2016	451	82	138	220	249
2017	2,978	291	680	971	1,963
2018	8,083	780	(1,051)	(271)	6,851
2019	15,448	1,902	531	2,433	29,200
2020	10,026	2,334	561	2,895	32,162
2021	9,004	2,508	614	3,122	34,969
2022	4,115	1,997	270	2,267	30,625
2023	1,065	795	300	1,095	27,709
Subtotal	52,135	11,122	2,467	13,589	163,802
Total Americas and Australia	500,981	236,935	(37,119)	199,816	1,513,803
Europe Core
2012	365	—	365	365	—
2013	181	—	181	181	—
2014 (1)	55,192	35,710	7,687	43,397	102,679
2015	17,749	8,435	275	8,710	77,966
2016	15,146	7,950	(274)	7,676	102,601
2017	10,432	3,863	(734)	3,129	76,915
2018	21,311	7,788	1,290	9,078	140,472
2019	38,976	12,329	9,440	21,769	246,350
2020	29,367	11,374	(96)	11,278	172,695
2021	37,411	17,015	(4,298)	12,717	273,361
2022	44,445	17,762	(207)	17,555	320,550
2023	12,754	4,091	2,628	6,719	222,815
Subtotal	283,329	126,317	16,257	142,574	1,736,404
Europe Insolvency
2014 (1)	128	—	128	128	—
2015	256	18	157	175	26
2016	875	149	214	363	651
2017	2,461	162	491	653	2,663
2018	3,909	397	(82)	315	7,290
2019	9,275	1,401	543	1,944	24,764
2020	15,653	2,559	3,104	5,663	50,125
2021	7,343	1,907	187	2,094	33,095
2022	5,969	2,386	143	2,529	40,826
2023	424	301	201	502	14,901
Subtotal	46,293	9,280	5,086	14,366	174,341
Total Europe	329,622	135,597	21,343	156,940	1,910,745
Total PRA Group	$830,603	$372,532	$(15,776)	$356,756	$3,424,548
(1)    Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2022 Form 10-K).
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the June 30, 2023 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of June 30, 2023 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (3)(4)	1996-2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	Total
Americas and Australia Core
1996-2012	$1,541.9	$2,962.4	$554.9	$412.5	$280.3	$178.9	$118.1	$83.8	$62.9	$41.5	$29.9	$23.5	$9.4	$4,758.1
2013	390.8	—	101.6	247.9	194.0	120.8	78.9	56.5	36.9	23.2	16.7	12.5	5.0	894.0
2014	404.1	—	—	92.7	253.5	170.3	114.2	82.2	55.3	31.9	22.3	15.0	6.1	843.5
2015	443.1	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	7.3	860.4
2016	455.8	—	—	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	12.9	961.8
2017	532.9	—	—	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	24.0	1065.3
2018	654.0	—	—	—	—	—	—	122.7	361.9	337.7	239.9	146.1	51.7	1260.0
2019	581.5	—	—	—	—	—	—	—	143.8	349.0	289.8	177.7	62.0	1,022.3
2020	435.7	—	—	—	—	—	—	—	—	132.9	284.3	192.0	71.3	680.5
2021	435.9	—	—	—	—	—	—	—	—	—	85.0	177.3	76.5	338.8
2022	406.1	—	—	—	—	—	—	—	—	—	—	67.7	101.2	168.9
2023	290.4	—	—	—	—	—	—	—	—	—	—	—	21.4	21.4
Subtotal	6,572.2	2,962.4	656.5	753.1	844.8	837.1	860.9	945.1	1,141.5	1,271.8	1,207.0	946.0	448.8	12,875.0
Americas Insolvency
1996-2012	1,038.2	1,021.6	417.3	338.8	208.3	105.4	37.7	8.3	3.9	2.3	1.4	1.1	0.4	2,146.5
2013	227.8	—	52.5	82.6	81.7	63.4	47.8	22.0	2.9	1.3	0.8	0.5	0.1	355.6
2014	148.4	—	—	37.1	50.9	44.3	37.4	28.8	15.8	2.2	1.1	0.7	0.2	218.5
2015	63.2	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.2	87.9
2016	91.4	—	—	—	—	18.9	30.4	25.1	19.9	14.4	7.4	1.8	0.5	118.4
2017	275.3	—	—	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	3.0	353.9
2018	97.9	—	—	—	—	—	—	6.7	27.4	30.5	31.6	24.6	8.1	128.9
2019	123.1	—	—	—	—	—	—	—	13.5	31.4	39.1	37.8	15.4	137.2
2020	62.1	—	—	—	—	—	—	—	—	6.5	16.1	20.4	10.0	53.0
2021	55.2	—	—	—	—	—	—	—	—	—	4.6	17.9	9.0	31.5
2022	33.4	—	—	—	—	—	—	—	—	—	—	3.2	4.1	7.3
2023	27.9	—	—	—	—	—	—	—	—	—	—	—	1.1	1.1
Subtotal	2,243.9	1,021.6	469.8	458.5	344.3	249.9	222.5	208.0	181.0	155.3	147.4	129.4	52.1	3,639.8
Total Americas and Australia	8,816.1	3,984.0	1,126.3	1,211.6	1,189.1	1,087.0	1,083.4	1,153.1	1,322.5	1,427.1	1,354.4	1,075.4	500.9	16,514.8
Europe Core
2012	20.4	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	1.2	1.2	0.9	0.4	40.8
2013	20.3	—	7.1	8.5	2.4	1.3	1.2	1.3	0.9	0.7	0.7	0.5	0.2	24.8
2014 (2)	773.8	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.3	122.2	55.2	1,768.1
2015	411.3	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	17.7	543.4
2016	333.1	—	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	15.1	396.9
2017	252.2	—	—	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	10.4	224.5
2018	341.8	—	—	—	—	—	—	24.3	88.7	71.3	69.1	50.7	21.3	325.4
2019	518.6	—	—	—	—	—	—	—	48.0	125.7	121.4	89.8	39.0	423.9
2020	324.1	—	—	—	—	—	—	—	—	32.3	91.7	69.1	29.4	222.5
2021	412.4	—	—	—	—	—	—	—	—	—	48.5	89.9	37.4	175.8
2022	359.5	—	—	—	—	—	—	—	—	—	—	33.9	44.4	78.3
2023	229.6	—	—	—	—	—	—	—	—	—	—	—	12.8	12.8
Subtotal	3,997.1	11.6	16.1	167.3	343.4	390.6	407.0	443.4	480.2	519.7	614.8	559.8	283.3	4,237.2
Europe Insolvency
2014 (2)	10.9	—	—	—	4.3	3.9	3.2	2.6	1.6	0.8	0.3	0.2	0.1	17.0
2015	19.0	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.7	0.3	26.6
2016	39.3	—	—	—	—	6.2	12.7	12.9	10.7	8.0	6.0	2.7	0.9	60.1
2017	39.2	—	—	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	2.5	46.5
2018	44.9	—	—	—	—	—	—	0.6	8.4	10.3	11.7	9.8	3.9	44.7
2019	77.2	—	—	—	—	—	—	—	5.0	21.1	23.9	21.0	9.3	80.3
2020	105.4	—	—	—	—	—	—	—	—	6.1	34.7	34.1	15.7	90.6
2021	53.2	—	—	—	—	—	—	—	—	—	5.5	14.4	7.3	27.2
2022	44.6	—	—	—	—	—	—	—	—	—	—	4.5	6.0	10.5
2023	14.9	—	—	—	—	—	—	—	—	—	—	—	0.4	0.4
Subtotal	448.6	—	—	—	7.3	14.5	22.1	28.8	38.8	59.0	93.1	93.9	46.4	403.9
Total Europe	4,445.7	11.6	16.1	167.3	350.7	405.1	429.1	472.2	519.0	578.7	707.9	653.7	329.7	4,641.1
Total PRA Group	$13,261.8	$3,995.6	$1,142.4	$1,378.9	$1,539.8	$1,492.1	$1,512.5	$1,625.3	$1,841.5	$2,005.8	$2,062.3	$1,729.1	$830.6	$21,155.9
(1)Non-U.S. amounts are presented using the average exchange rates during the cash collection period.
(2)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2022 Form 10-K).
(3)Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(4)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the last twelve months (LTM) ended June 30, 2023 and for the year ended December 31, 2022. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	June 30, 2023	December 31, 2022
Net income/(loss) attributable to PRA Group, Inc.	$(22)	$117
Adjustments:
Income tax expense	1	37
Foreign exchange gains	(1)	(1)
Interest expense, net	149	131
Other expense	1	1
Depreciation and amortization	15	15
Adjustment for net income attributable to noncontrolling interests	13	1
Recoveries applied to negative allowance less Changes in expected recoveries	837	806
Adjusted EBITDA	$993	$1,107

Additionally, the Company evaluates its business using certain ratios that use Adjusted EBITDA. Debt to Adjusted EBITDA is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects the Company's Debt to Adjusted EBITDA for the LTM as of June 30, 2023 and for the year ended December 31, 2022 ($ in millions):

Debt to Adjusted EBITDA
	LTM	For the Year Ended
	June 30, 2023	December 31, 2022
Borrowings	$2,740	$2,495
LTM Adjusted EBITDA	993	1,107
Debt to LTM Adjusted EBITDA	2.76	2.25

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com